Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2016, relating to the financial statements of Mon Space Net Inc as of December 31, 2015 and for one days ended December 31, 2015. We also consent to the reference to our firm under the heading “Interests of Named Experts and Counsel” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 31, 2016